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                                                                    Exhibit 23.2
                         INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated October 25, 1995, on our audits of the consolidated financial statements of Sterling Chemicals Holdings, Inc., as of September 30, 1994 and 1995 and for each of the three years in the period ended September 30, 1995. We also consent to the reference to our Firm under the caption "Experts".



                                                COOPERS & LYBRAND L.L.P.

Houston, Texas
July 7, 1997